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                                                                    Exhibit 10.5

                                                                  EXECUTION COPY

                             SHAREHOLDERS AGREEMENT



                            Dated as of March 2, 1999

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                                TABLE OF CONTENTS

                                                                          Page
                                                                          ----

ARTICLE I      REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PARTIES......4
  1.1    Existence and Power; Due Authorization, Etc.; Governmental
         Authorization; Non-Contravention....................................4
  1.2    Intentionally omitted...............................................5
  1.3    Legal Compliance....................................................5
  1.4    Covenants...........................................................6
  1.5    Bylaws..............................................................6
  1.6    Purchaser...........................................................6
  1.7    Confidentiality.....................................................6

ARTICLE II     CORPORATE GOVERNANCE..........................................7
  2.1    Election of Directors...............................................7
  2.2    Supermajority Requirements for Certain Actions by the Corporation..10
  2.3    Supermajority Requirements for Certain Actions by Shareholders.....11
  2.4    Resolution of Deadlock.............................................12

ARTICLE III    DECLARATION OF DIVIDENDS.....................................12

ARTICLE IV     RESTRICTION ON DISPOSITION OF SHARES AND PURCHASER INTERESTS.13
  4.1    General Restriction................................................13
  4.2    Permitted Transfers by Purchaser...................................14
  4.3    Permitted Transfers by Purchaser Group.............................15
  4.4    Tag-Along Rights...................................................15
  4.5    Purchaser Group's Right of First Refusal...........................19

ARTICLE V      OPTION.......................................................21
  5.1    Option to Acquire Shares...........................................21

ARTICLE VI     REGISTRATION RIGHTS..........................................21
  6.1    Definitions........................................................21
  6.2    Required Registration..............................................22
  6.3    Corporation Registration...........................................25
  6.4    Registration Procedures............................................25

ARTICLE VII    MISCELLANEOUS................................................34
  7.1    Financial Statements...............................................34
  7.2    Books, Records and Inspections.....................................34
  7.3    Endorsement of Stock Certificates..................................34
  7.4    Products and Services..............................................35


                                      (ii)
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ARTICLE VIII   TERMINATION..................................................35
  8.1    Termination........................................................35
  8.2    Survival...........................................................36

ARTICLE IX     INTENTIONALLY OMITTED........................................36

ARTICLE X      GENERAL PROVISIONS...........................................36
  10.1   Notices............................................................36
  10.2   No Waiver..........................................................38
  10.3   Agreement to Perform Necessary Acts................................38
  10.4   Modification.......................................................38
  10.5   Counterparts.......................................................39
  10.6   Severability.......................................................39
  10.7   Entire Agreement...................................................39
  10.8   Governing Law......................................................39
  10.9   Headings...........................................................39
  10.10  Construction.......................................................39
  10.11  Binding Effect; Assignment.........................................39
  10.12  Equitable Relief...................................................40
  10.13  Fees; Expenses.....................................................40
  10.14  Submission to Jurisdiction; Venue..................................41
  10.15  Subsequent Parties.................................................42
  10.16  Initial Public Offering............................................42
  10.17  FCC Compliance.....................................................43


                                     (iii)

                                 DEFINED TERMS

               Defined Term                              Section Where Defined
               ------------                              ---------------------
Acceptance ..........................................           4.5(b)
Act..................................................           6.1(a)
1934 Act.............................................           6.4(f)(i)
Act No. 54...........................................           Recitals
Additional Purchase Election.........................           4.4(b)
Affiliate............................................           2.2(d)
Authorizing Legislation..............................           Recitals
Board................................................           2.1(a)
comfort..............................................           6.4(a)(vii)
control..............................................           2.2(d)
Preamble and Corporation.............................           Section 2.1(a)
Directors............................................           2.1(a)
Dividend Policy......................................           Article III
GDB..................................................           10.11
Government Directors.................................           2.1(b)
Government Nominee...................................           2.1(c)
GTE Permitted Transferees............................           2.1(b)
Holder...............................................           6.1(c)
Indemnitee...........................................           6.4(f)(i)
Initial Ownership Interests..........................           Recitals
Market Stand-Off Agreement...........................           6.4(g)
Minimum Number.......................................           6.2(c)
NASDAQ...............................................           6.4(h)
Offer................................................           4.5(a)
Offered Shares.......................................           4.4(a)
Offer Notice.........................................           4.5(a)
Option...............................................           5.1
Permitted Transferees................................           4.3(a)
Person...............................................           2.2(d)
Piggy Back Registration..............................           6.3
Pre-Acquisition Exercise.............................           4.2(e)
Proposed Transferee..................................           4.5(a)
pro rata portion.....................................           4.4(b)
PRTA.................................................           Preamble
PRTC.................................................           Recitals
Puerto Rico..........................................           Preamble
Puerto Rico Entities.................................           2.1(b)
Purchaser............................................           Preamble
Purchaser Directors..................................           2.1(b)


                                      (iv)
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                                 DEFINED TERMS

               Defined Term                              Section Where Defined
               ------------                              ---------------------
Purchaser Group......................................           Preamble
Purchaser Interests..................................           Recitals
register.............................................           6.1(a)
Registered Securities................................           6.1(b)
Returns..............................................           1.3(a)
SEC..................................................           6.1(d)
Seller...............................................           4.4(a)
Selling Holder.......................................           6.4(b)
Shareholder..........................................           Recitals
Shares...............................................           Recitals
Stock Purchase Agreement.............................           Recitals
Strategic Purchaser..................................           Preamble
Tag-Along Notice.....................................           4.4(a)
Tag-Along Transaction................................           4.4(b)
Total PR Shares......................................           4.4(b)
Transfer.............................................           4.1
Violation............................................           6.4(f)(i)


                                      (v)
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                             SHAREHOLDERS AGREEMENT

      AGREEMENT dated as of March 2, 1999 among Telecomunicaciones de Puerto Rico, Inc. (the "Corporation"), a Puerto Rico corporation, GTE Holdings (Puerto
Rico) LLC, a Delaware limited liability company ("Purchaser"), GTE International Telecommunications Incorporated, a Delaware corporation and the sole holder of equity interests of Purchaser ("Strategic Purchaser"), Popular, Inc., a Puerto Rico corporation (together with Purchaser and Strategic Purchaser, the "Purchaser Group"), and Puerto Rico Telephone Authority ("PRTA"), a public corporation and government instrumentality of the Commonwealth of Puerto Rico ("Puerto Rico"), and the shareholders of the Corporation who or which shall from time to time be parties hereto as provided herein.

                                   WITNESSETH

      WHEREAS, pursuant to Act No. 54 of August 4, 1997 ("Act No. 54") and Joint Resolution No. 209 of June 24, 1998 (collectively, the "Authorizing Legislation"), PRTA organized the Corporation for the purpose of transferring to the Corporation all of the issued and outstanding shares of the common stock of Puerto Rico Telephone Company, Inc. ("PRTC") and Celulares Telefonica, Inc. ("CTI"), each a Puerto Rico corporation, in exchange for shares of common stock of the Corporation and a cash payment of $100,000;

      WHEREAS, on March 1, 1999 PRTA became the owner of all the capital stock of the Corporation, which in turn became the owner of all the capital stock of PRTC and CTI;

      WHEREAS, PRTA was, prior to the date hereof, the owner of all the issued and outstanding shares, par value $0.01 per share, of the Corporation (the "Shares");

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      WHEREAS, Purchaser was formed by Strategic Purchaser, which owns 100% of the issued and outstanding equity interests of Purchaser (the "Purchaser Interests"), for the specific purpose of purchasing Shares;

      WHEREAS, Purchaser, Strategic Purchaser, PRTA and the Puerto Rico Telephone Company, a Delaware corporation ("PRTC"), entered into an Amended and Restated Stock Purchase Agreement dated as of July 21, 1998, (as amended, the "Stock Purchase Agreement"), whereby Purchaser, subject to Section 6.05 thereof, agreed to purchase from PRTA Shares representing 51% plus one (1) share of the total issued and outstanding Shares, pursuant to the terms and subject to the conditions set forth therein;

      WHEREAS, at the closing under the Stock Purchase Agreement the Authority sold 10,000 Shares, constituting 1.0% of the outstanding Shares, to Purchaser and Popular, Inc. jointly, and Purchaser and Popular, Inc. jointly contributed such Shares to the employee stock ownership plan and trust referred to in
Section 8.02(l)(i) of the Stock Purchase Agreement;

      WHEREAS, at the closing under the Stock Purchase Agreement the Authority contributed 30,000 Shares, constituting 3.0% of the outstanding Shares, to the employee stock ownership plan and trust referred to in Section 8.02(l)(i) of the Stock Purchase Agreement;

      WHEREAS, at the closing under the Stock Purchase Agreement the Authority sold 30,000 Shares, constituting 3.0% of the outstanding Shares, to the employee stock ownership plan and trust referred to in Section 8.02(l)(ii) of the Stock Purchase Agreement;

      WHEREAS, at the closing under the Stock Purchase Agreement the Authority sold 99,900 Shares, constituting 9.99% of the outstanding Shares, to Popular, Inc.;


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      WHEREAS, PRTA, Purchaser and Popular, Inc. (hereinafter, each referred to individually as a "Shareholder" and collectively as the "Shareholders") are the registered and beneficial owners of 43% less 1 share, 40.01% plus one share, and 9.99%, respectively, of the total issued and outstanding Shares (such respective initial ownership interests being referred to as the "Initial Ownership Interests");

      WHEREAS, each Shareholder desires to enter into this Agreement and legally bind itself, its successors, and assigns, to provide for the stability of the Corporation and to promote the continuity of its management and policies;

      WHEREAS, the Shareholders desire to restrict the sale, assignment, transfer, encumbrance and other disposition of the Shares and provide for certain rights and obligations in respect thereto as hereinafter provided; and

      WHEREAS, as one of the conditions imposed by PRTA in the Stock Purchase Agreement and in consideration for PRTA's willingness to sell Shares pursuant to the Stock Purchase Agreement, the members of the Purchaser Group are willing to restrict the sale, assignment, transfer, encumbrance and other disposition of their Shares and Purchaser Interests.

      NOW, THEREFORE, it is agreed by and among the parties hereto as follows:

                                    ARTICLE I

            REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PARTIES

      1.1 Existence and Power; Due Authorization, Etc.; Governmental Authorization; Non-Contravention.

      (a) Existence and Power.

            (i) PRTA represents and warrants to the other parties that PRTA is validly existing as a public corporation under the laws of Puerto Rico and has all requisite power, authority and legal right to conduct its affairs as currently conducted.


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            (ii) Each member, if an entity, of the Purchaser Group represents and warrants to the other parties hereto that it is a Person duly incorporated or formed, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation.

      (b) Due Authorization, Etc. Each of the parties hereto represents and warrants to each other that: (i) it has full right, power and authority to execute, deliver and perform this Agreement; (ii) all actions necessary or required to be taken by or on its part to execute, deliver and perform this Agreement have been duly authorized and approved by all necessary or required corporate or company action and have been validly taken; and (iii) this Agreement has been duly executed and delivered by it and is a valid and binding agreement enforceable in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

      (c) Governmental Authorization. Each of the parties hereto represents and warrants to each other that the execution, delivery and performance by it of this Agreement requires no action by or in respect of, or filing with, any Puerto Rico or United States Governmental Authority other than: (i) those which have been obtained as of the date hereof; (ii) compliance with any applicable requirements of the Communications Act of 1934, as amended, and any rules, regulations, practices and policies promulgated by the United States Federal Communications Commission; (iii) compliance with any applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"); (iv) compliance with any applicable requirements of the Telecommunications Regulatory Board of


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Puerto Rico; and (v) the approval, if required, of the Board of Governors of the
Federal Reserve System with respect to Popular, Inc.

      (d) Non-Contravention. Each of the parties hereto represents and warrants to the other parties hereto that the execution, delivery and performance by it of this Agreement do not and will not (i) contravene or conflict with (x) Act No. 54, or (y) its governance documents, or (ii) assuming compliance with the requirements referred to in Section 1.01(c)(i) - (v), contravene or conflict with or constitute a violation of any provision of any Puerto Rico or United States law, regulation, judgment, injunction, order or decree binding upon or applicable to it.

      1.2 Intentionally omitted.

      1.3 Legal Compliance. Each member of the Purchaser Group represents that it has complied with the requirements of Article 8(e) of Act No. 54 and each certifies that:

      (a) Except as described in writing to the Authority (i) any tax returns, statements, reports and forms which were required to be filed by it and its affiliates within the past five years with respect to its activities in Puerto Rico (collectively, the "Returns") have been filed in accordance with any applicable laws; (ii) it and its affiliates have timely paid taxes payable to any Puerto Rico taxing authority (including payments in respect of unemployment benefits, workmen's compensation, social security for chauffeurs and withholding taxes), if any, shown as due and payable on the Returns that have been filed; and (iii) there is no action, suit, proceeding, audit or claim pending or, to the knowledge of such party, proposed against or with respect to it or its affiliates in respect of any tax payable to any Puerto Rico taxing authority.


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      (b) It has not paid and it will not pay any commission or bonus, and it has not granted any direct or indirect financial benefit, to any public official or employee, nor to any former public official or employee, participating in the privatization process of the Corporation while discharging his/her public service duties.

      1.4 Covenants. Each party agrees to comply with the provisions of this Agreement and agrees, to the extent within its power, to cause the Corporation to comply with its obligations hereunder.

      1.5 Bylaws. On the date hereof, the Bylaws of the Corporation and its subsidiaries shall be amended to reflect the covenants, agreements and rights of the parties contained in this Agreement.

      1.6 Purchaser. Any representation, warranty, covenant or agreement contained in this Agreement made by Purchaser is also made by Strategic Purchaser on behalf of Purchaser.

      1.7 Confidentiality. The parties hereto agree to maintain the confidentiality of all non-public information concerning the Corporation and its subsidiaries acquired by the parties hereto in the course of their exercising their respective rights and performing their obligations under this Agreement; provided, that, such information may be disclosed (i) to the employees, directors, agents, attorneys, accountants and other professional advisors of the parties who shall also be bound by the provision of this Section 1.7, (ii) upon the request or demand of a Governmental Authority (as defined in the Stock Purchase Agreement) having jurisdiction over such party, (iii) in respect to any court order, (iv) which has been publicly disclosed other than in breach of this Agreement, or (v) in connection with the exercise of any remedy hereunder.


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                                   ARTICLE II

                              CORPORATE GOVERNANCE

      2.1 Election of Directors.

      (a) Election. The Shareholders shall elect members ("Directors") of the Board of Directors of the Corporation (the "Board") in accordance with the Bylaws of the Corporation and this Agreement. As used in this Article, the term "Corporation" shall include all subsidiaries of the Corporation.

      (b) Nominees. So long as PRTA and other entities of the Government of Puerto Rico (excluding trusts that hold or own Shares for the benefit of the employees of the Corporation or its subsidiaries) (collectively, the "Puerto Rico Entities") collectively own (excluding Shares acquired after the date hereof other than directly from the Corporation, its successors or any other Puerto Rico Entity) at least 4% of the issued and outstanding Shares: (i) the Board will have nine (9) Directors; (ii) the Puerto Rico Entities will collectively be entitled to nominate, or take such action as shall be necessary to cause the nomination of, three (3) Directors, so long as the Puerto Rico Entities collectively own (excluding Shares acquired after the date hereof other than directly from the Corporation, its successors or any other Puerto Rico Entity) at least 25% of the issued and outstanding Shares, two (2) Directors so long as the Puerto Rico Entities collectively own (excluding Shares acquired after the date hereof other than directly from the Corporation, its successors or any other Puerto Rico Entity) at least 15% of the issued and outstanding Shares and one (1) Director so long as the Puerto Rico Entities collectively own at least 4% (excluding Shares acquired after the date hereof other than directly from the Corporation, its successors or any other Puerto Rico Entity) of the issued and outstanding Shares (the "Government Directors"); and (iii) Purchaser will be entitled to


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nominate, or take such action as shall be necessary to cause the nomination of, five (5) Directors (the "Purchaser Directors") so long as Strategic Purchaser and any wholly owned subsidiaries of GTE Corporation ("GTE Permitted Transferees") own directly or indirectly collectively more than 20% of the outstanding Shares.

      (c) Ex Officio. For so long as the Puerto Rico Entities are entitled to nominate at least (i) two (2) Directors, the Government Directors will include or be, ex-officio, the President of the Government Development Bank for Puerto Rico and a member of the Board of Directors of the Government Development Bank for Puerto Rico (each a "Government Nominee") and (ii) one (1) Director, the Government Director shall be a Government Nominee.

      (d) Committees. For so long as the Puerto Rico Entities are entitled to nominate at least one (1) Director, at least one of the Government Directors will also be a member of the Audit and Finance Committees of the Board of the Corporation to the extent such committees exist and except as otherwise required by law or rules or listing requirements of stock exchanges or national market systems on which Shares are listed or traded.

      (e) Shareholder Action. Promptly upon the execution and delivery of this Agreement, if requested by Strategic Purchaser, the Shareholders shall each execute a written shareholders consent for purposes of electing the Directors at a special shareholders' meeting called for such purpose. The Shareholders will vote all Shares held by them in favor of, and the Corporation will take all actions necessary (including calling special meetings of the Shareholders) to cause the election of, the Government Directors and the Purchaser Directors pursuant to the provisions of this Section 2.1 at such shareholders' meeting and all subsequent shareholder and director meetings during the term of this Agreement. The remaining Directors will be elected


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by majority vote of the Shares voted at any shareholder meetings at which
Directors are elected, or the Board to the extent then permitted by law.

      (f) Vacancies. In the event of any vacancy on the Board, whether caused by a Director's resignation, removal, death or otherwise, the successor to the Director whose absence from the Board caused such vacancy shall be a person nominated by the Shareholder who originally nominated such Director, if applicable, unless a different allocation of Directors is required by Section 2.1(b), and the parties hereto agree to vote in favor of such successor.

      (g) Removals. Any Government Director or Purchaser Director may be removed only for cause, or with the consent of the Shareholder then entitled to such Director.

      (h) Negative Controls. Each of the Strategic Purchaser, Purchaser and the Corporation agrees that it shall not grant, directly or indirectly, to any Person (including but not limited to the members of the Purchaser Group), other than Purchaser or Strategic Purchaser, any supermajority Director or shareholder voting rights (or other governance rights disproportionate, compared to Shares owned by Puerto Rico Entities, to the amount of Shares such other Person owns, directly or indirectly) with respect to the Corporation other than those disclosed in writing to the PRTA prior to the date hereof.

      2.2 Supermajority Requirements for Certain Actions by the Corporation. The Corporation may not take any of the following actions without approval by the Board and without unanimous approval by the Government Directors for so long as the Puerto Rico Entities collectively continue to own at least 10% of the outstanding Shares:

      (a) Any acquisition, strategic alliance or joint venture involving a dollar amount equal to, or in excess of, 15% of the


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total assets of the Corporation or enter into any agreement with respect thereto;

      (b) The issuance of equity securities or securities exercisable or exchangeable for or convertible into equity securities;

      (c) Any amendment to the dividend policy established in Article III of this Agreement or the declaration of dividends or other distributions to shareholders if such dividend or distribution is not consistent with such policy;

      (d) Except for agreements in effect prior to the date hereof to which the Corporation is a party, transactions between the Corporation or any of its subsidiaries, on the one hand and any member of the Purchaser Group or any Affiliate thereof, on the other hand, involving an aggregate dollar amount in any fiscal year of more than $1,000,000 as to each such member and its Affiliates (as used in this Agreement, the term "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person; "Person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or other department, agency or subdivision thereof; "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise); and

      (e) Any amendment to the Corporation's Certificate of Incorporation or Bylaws adversely affecting the rights of the


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Puerto Rico Entities as shareholders of the Corporation or the rights of the
Government Directors.

      The above matters may not be delegated to any Committee of the Board.

      2.3 Supermajority Requirements for Certain Actions by Shareholders. The following Shareholder actions require approval by PRTA for so long as the Puerto Rico Entities collectively continue to own at least 10% of the issued and outstanding Shares:

      (a) Any amendment to the Certificate of Incorporation of the Corporation adversely affecting the rights of any Puerto Rico Entity as a shareholder of the Corporation or the rights of the Government Directors;

      (b) The liquidation, merger, consolidation or split up of the Corporation (other than any merger in which the Corporation is the survivor or any merger of the Corporation into any wholly-owned subsidiary of the Corporation; provided, that, in either instance such transaction does not result in a Transfer of Shares not otherwise permitted by this Agreement); and

      (c) The sale of assets in any fiscal year representing 25% or more of the total assets of the Corporation. 2.4 Resolution of Deadlock. If there is a deadlock at the Shareholder or Board level on an issue subject to the above supermajority provisions, consultations shall take place among the Directors, senior management of Purchaser and, if requested by Purchaser, senior management of the Corporation to attempt to resolve the deadlock.

                                   ARTICLE III

                            DECLARATION OF DIVIDENDS

      From the time of the Closing until such time as the Board chooses to modify the Corporation's dividend policy pursuant to Section 2.2(c) of this Agreement, the Shareholders agree to the

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following dividend policy (the "Dividend Policy"): the Shares shall bear a dividend, payable on a quarterly basis, to the extent funds are legally available therefor and subject to any restrictions in the documents relating to the Financing (as defined in the Stock Purchase Agreement), other financings to which the Corporation may become a party or refinancings thereof, that is at least equal to the product of the Corporation's consolidated net income, calculated in accordance with generally accepted accounting principles in the United States consistently applied, multiplied by 50% divided by the number of issued and outstanding Shares. Dividends shall be payable quarterly and shall be paid by the Corporation within 30 days after the approval of the corresponding quarterly financial statements (the audited annual financial statements in the case of the fiscal year's last quarter) by the Board. The Shareholders will take all actions necessary to cause the Corporation to pay a dividend consistent with such Dividend Policy.

                                   ARTICLE IV

          RESTRICTION ON DISPOSITION OF SHARES AND PURCHASER INTERESTS

      4.1 General Restriction. During the term of this Agreement, (i) no Shareholder shall, directly or indirectly, voluntarily or involuntarily, sell, assign, transfer, pledge, hypothecate or in any other way dispose of or encumber, by gift, operation of law, bankruptcy, or otherwise, any Shares or Purchaser Interests, in each instance owned on the date hereof or hereafter acquired other than in open market purchases after the initial public offering of the Shares (each such event, a "Transfer"), (ii) nor may Purchaser directly or indirectly issue any Purchaser Interests, in each case except as expressly permitted by the terms of this Agreement and except for the sale and transfer of Shares by the Authority upon the exercise of the


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Option (as defined below) pursuant to Sections 1.01 through 1.04 of the Option
Agreement (as defined below). No Transfer shall be valid, effective, entitled to recognition for any purpose, including dividend rights, or made on the books of the Corporation or Purchaser, respectively, if made in violation of the provisions of this Agreement, and the transferor shall continue to be the owner of such Shares or Purchaser Interests, as applicable, for all purposes. In the event the Corporation or Purchaser is a party to any permitted reorganization, recapitalization, reclassification, readjustment or other change in its capital structure wherein any other stock or securities of the Corporation or Purchaser are to be issued in respect of the Shares or Purchaser Interests, respectively, then such other stock or securities shall likewise be subject to all of the terms and provisions of this Agreement. The formation documents and agreements between Purchaser and Strategic Purchaser shall contain provisions consistent with this Article IV, which provisions may not be amended without the prior written consent of PRTA.

      4.2 Permitted Transfers by Purchaser.

      (a) After the fifth anniversary of the date hereof, Purchaser and its permitted successors and assigns will be permitted to Transfer any and all Shares;

      (b) Any Transfer to any GTE Permitted Transferee shall be permitted at any time; and

      (c) After the third anniversary of the date hereof, and provided Purchaser shall continue to own after giving effect to such Transfer at least 35% of the Shares, Purchaser shall be entitled to Transfer (i) Shares owned by Purchaser on the date hereof plus (ii) a number of Shares equal to the greater of (x) 331/3% of the Shares acquired by Purchaser upon exercises of the Option and (y) 5% of the total outstanding Shares of the Company


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

if no Shares are issued to any Person other than Purchaser upon exercise of the Option, in either case only in a widely distributed private placement or public offering (or if the Corporation is publicly traded, in open market transactions).

      4.3 Permitted Transfers by Purchaser Group.

      (a) Prior to the third anniversary of the date hereof, members of the Purchaser Group (other than Strategic Purchaser, Purchaser and GTE Permitted Transferees) will be permitted to: (i) Transfer Shares to any other member of the Purchaser Group or to any wholly owned subsidiaries of such member (collectively, the "Permitted Transferees"); or (ii) Transfer Shares by will or devise or by operation of law.

      (b) At any time after the third anniversary of the date hereof, members of the Purchaser Group (other than Purchaser, Strategic Purchaser and GTE Permitted Transferees) will be permitted to Transfer any or all of their Shares.

      (c) After the fifth anniversary of the date hereof, Strategic Purchaser, and its respective permitted successors and assigns, will be permitted to Transfer their Purchaser Interests, and Purchaser will be permitted to issue additional Purchaser Interests.

      (d) At any time after an initial public offering of the Shares of the Corporation and prior to the third anniversary of the date hereof, Popular, Inc. shall be entitled to sell not more than an aggregate of 1/3 of its Initial Ownership Interests of Shares in one or more registered public offerings pursuant to Section 6.2(e)(ii) or 6.3, but subject to Section 6.2(f) hereof, or in transactions permitted by Rule 144 of the Securities Act of 1933, as amended.

      4.4 Tag-Along Rights.

      (a) In the event that Purchaser, Popular, Inc., Strategic Purchaser and/or their GTE Permitted Transferees or Permitted

Transferees, as applicable (each a "Seller"), proposes to Transfer, directly or indirectly, any Shares or Purchaser Interests, as applicable, other than to GTE Permitted Transferees or to Permitted Transferees and other than in public offerings or widely distributed private placements (the "Offered Shares") in one or a series of related transactions permitted under this Article IV, which (i) in the aggregate comprise (directly or indirectly) over 7.5% of the total number of outstanding Shares of the Corporation, or (ii) would result in the transferee owning, directly or indirectly, over 20% of the Shares, such Sellers shall promptly give written notice to PRTA at least twenty (20) days prior to the closing of such proposed sale. The notice (the "Tag-Along Notice") shall describe in reasonable detail the proposed Transfer including, without limitation, the name of, and the number of Shares to be directly or indirectly Transferred by the Seller, the per Share sale price, any other significant terms of such sale and the date such proposed sale will be consummated.

      (b) The Puerto Rico Entities shall have the right, exercisable upon written notice to the Sellers, within fifteen days after receipt of the Tag-Along Notice, to participate in such sale, by selling the applicable pro rata portion of the aggregate number of Shares then owned (excluding any Shares not acquired or received from the Corporation, its successor or any other Puerto Rico Entity) by all of them (the "Total PR Shares") to the buyer on the same terms and conditions as set forth in the Tag-Along Notice, as determined in accordance with the calculation set forth below (a "Tag-Along Transaction"). If the Puerto Rico Entities elect to participate in the sale described in the Tag-Along Notice, they shall indicate in their notice of election to the Sellers, as applicable, the maximum number of Shares they desire to sell in connection with such sale. To the extent the Puerto Rico Entities exercise such right of participation in accordance with the terms and conditions set forth in this Section 4.4(b), and the buyer agrees to purchase the additional Shares indicated by the Puerto Rico Entities in their notice of election (an "Additional Purchase Election"), the Puerto Rico Entities may sell the same percentage of their Shares as the Sellers are selling (the "pro rata portion"). In the event there is no Additional Purchase Election, the number of Shares or Purchaser Interests, as applicable, that the Sellers may sell, in the transaction shall be correspondingly reduced by the number of shares entitled to be sold by the Puerto Rico Entities. For purposes of this Section 4.4(b), in the event of the failure by the Buyer to exercise the Additional Purchase Election, "pro rata portion" of the Puerto Rico Entities shall be the Total PR Shares multiplied by a fraction, (i) the numerator of which is the number of Shares proposed to be, directly or indirectly, sold by Sellers in the Tag-Along Notice and (ii) the denominator of which is the sum of (A) the total number of Shares, directly or indirectly, owned by the Sellers immediately prior to the sale proposed in the Tag-Along Notice and (B) the Total PR Shares. In the event that the Tag-Along transaction involves the sale of Purchaser Interests, the Puerto Rico Entities shall be entitled to sell to the buyer thereunder that number of Shares constituting its pro rata share calculated in accordance with the preceding sentence as if immediately prior thereto Purchaser was liquidated, each equity holder thereof received a total distribution of Shares and each such equity holder was the Seller for purposes of this Section. Not later than five (5) days prior to the date scheduled for such sale, Sellers, as applicable shall provide notice to each Puerto Rico Entity of the "pro rata portion" of Shares to be sold by such Puerto Rico Entity in such sale. If the Puerto

Rico Entities would own 5% or less of the Shares after giving effect to their participation in a Tag-Along Transaction, the Purchaser shall have the additional option (exercisable within 15 days of receipt of notice from the Puerto Rico Entities to participate in the Tag-Along Transaction) of (i) requiring that the Puerto Rico Entities sell all their remaining Shares to the buyer, providing the buyer is willing to purchase such Shares, or (ii) requiring that the Puerto Rico Entities sell to the buyer such number of Shares owned by the Puerto Rico Entities as the buyer is willing to purchase and sell the remaining Shares owned by the Puerto Rico Entities to Purchaser; such sale in either instance to be on the same price, terms and conditions and to close at the same time, as the Tag-Along Transaction.

      (c) The Puerto Rico Entities shall effect their participation in the sale by delivering, on the date scheduled for such sale, to Seller, for its own account or for delivery to the prospective transferee, as applicable, one or more certificates, in proper form for transfer, which represent the number of Shares which each Puerto Rico Entity is entitled to sell in accordance with
Section 4.4(b). Such stock certificate or certificates shall be delivered on such date to such transferee in consummation of the sale of the Offered Shares pursuant to the terms and conditions specified in the Tag-Along Notice (provided that the Puerto Rico Entities shall not be required to make any representations, warranties or indemnities that are broader than those made or given by the Sellers) and the Sellers shall concurrently therewith remit to the Puerto Rico Entities that portion of the sale proceeds to which the Puerto Rico Entities are entitled by reason of their participation in such sale. Sellers' sale of Shares or Purchaser Interests, as applicable, in any sale proposed in a Tag-Along Notice shall be effected on the terms and conditions set forth in such Tag-Along Notice. In no event shall any Seller receive special consideration or a control premium in such sale.

      (d) The exercise or non-exercise of the right of the Puerto Rico Entities to participate in one or more sales subject to this Section 4.4 shall not adversely affect the Puerto Rico Entities' right to participate in subsequent sales of Shares or Purchaser Interests subject to this Section 4.4.

      (e) In the event that the buyer of Offered Shares fails or refuses to purchase the Shares which the Puerto Rico Entities are entitled to sell pursuant to this Section 4.4, and if the transaction giving rise to such right closes, then the Sellers shall be obligated to purchase the same, simultaneously with the closing of the Tag-Along Transaction, for the same per Share price as that received by the Sellers in the Tag-Along Transaction.

      4.5 Purchaser Group's Right of First Refusal.

      (a) Any time during the term of this Agreement, each of the Puerto Rico Entities may Transfer any or all of its Shares other than Shares whose Transfer is restricted by the Option; provided, that, if any of the Puerto Rico Entities proposes to Transfer any Shares in one or more transactions, by any means (other than through a widely disseminated private placement or a public offering pursuant to Article VI or private placements on or after the 180th day after the date hereof of not more than an aggregate of 5% of the outstanding Shares to any Person other than a Person primarily engaged in the telecommunications industry, such Persons to be subject to the reasonable approval of Purchaser or a Transfer to any other Puerto Rico Entity), the Puerto Rico Entities shall promptly provide a written notice (an "Offer Notice") to the Purchaser Group and the Purchaser Group shall have the first refusal rights with respect to such Shares set forth below. The Offer Notice shall contain (i) the number of Shares that the Puerto Rico Entities desire to Transfer, (ii) the proposed purchase price and other material terms and conditions of the proposed Transfer, including such information as may be reasonably necessary to analyze any non-cash component of the proposed purchase price, and (iii) if at the time of providing the Offer Notice, the Puerto Rico Entities have a bona fide offer from an unaffiliated third party (the "Proposed Transferee") to acquire such Shares, a copy of the written offer received from the Proposed Transferee, including its identity and address. The Offer Notice shall be deemed to contain an irrevocable offer (an "Offer") to sell the Shares at a price equal to the price and substantially upon the same terms as the terms contained in the Offer Notice.

      (b) The Purchaser Group shall have the irrevocable right and option, exercisable as provided below, to accept the Offer, as to all but not less than all of the Shares described in the Offer Notice (the "Acceptance"). If the Purchaser Group desires to exercise such option, it will provide the Puerto Rico Entities with irrevocable written notice within twenty (20) business days after the date the Offer Notice is given and shall purchase the Shares subject to the Offer Notice within twenty (20) business days after the date of Acceptance, or immediately after the receipt of all required legal and regulatory approvals or the satisfaction of the terms and conditions contained in the Offer Notice.

      (c) In the event the Purchaser Group does not exercise its rights under this Section 4.5, or fails to purchase the Shares as provided in this Section 4.5, the Puerto Rico Entities shall have the right for a period of 180 days thereafter to sell the Shares subject to the Offer Notice on terms no less favorable to the Puerto Rico Entities than those set forth in the Offer Notice.

                                    ARTICLE V

                                     OPTION

      5.1 Option to Acquire Shares. PRTA has granted Purchaser an option (the "Option") pursuant to the Option Agreement dated as of the dated hereof among PRTA, the Corporation, Purchaser and Strategic Purchaser (the "Option Agreement").

                                   ARTICLE VI

                               REGISTRATION RIGHTS

      6.1 Definitions. For purposes of this Article VI:

      (a) The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the United States Securities Act of 1933, as amended (the "Act"), and the declaration or ordering of effectiveness of such registration statement or document;

      (b) The term "Registered Securities" means any Shares which have been included in an effective registration statement pursuant to the terms hereof;

      (c) The term "Holder" means any Person owning Shares or any assignee thereof in accordance with this Agreement; and

      6.2 Required Registration.

      (a) At any time on or after the 550th day after Closing, if any Puerto Rico Entities propose to dispose of at least the Minimum Number (as defined in Paragraph 6.2(c)) of Shares in a registered offering, they may request the Corporation in writing to effect the registration of such Shares (other than Shares subject to the Option, which may not be so disposed of until expiration or termination of the Option with respect to any such Shares, except with the prior consent of Purchaser, which Purchaser may withhold in its sole discretion), stating the number of Shares to be disposed of and the intended method of disposition of such Shares. The Corporation will use all commercially reasonable efforts to effect promptly the registration under the Act of all Shares specified in the request of Puerto Rico Entities. The managing underwriters that will place the Registered Securities shall be those mutually acceptable to the (i) PRTA, if it owns Shares, or GDB otherwise, and (ii) the Corporation.

      (b) If a majority of the Board determines, in response to a request for registration of Shares pursuant to Section 6.2(a), that the filing of a registration statement under the Act would not be in the best interests of the Corporation, it may delay acting upon such request for a period (not to exceed 180 days from the Corporation's receipt of such request) that the Board deems reasonable so as to be in the best interests of the Corporation.

      (c) The "Minimum Number" shall mean the Shares having an aggregate estimated disposition price (before deduction of underwriting discounts and expenses of sales) of at least $50 million (but in no event in an initial public offering less than an amount to create a viable public trading market).

      (d) The Corporation shall not be required to effect more than three registrations pursuant to Section 6.2(a). For purposes of the foregoing sentence, in the event that the Corporation shall have filed a registration statement upon the request of the Puerto Rico Entities, and thereafter such request shall have been withdrawn by the Puerto Rico Entities other than after a delay caused by the Corporation pursuant to Section 6.2(b), such withdrawn registration shall be considered to be a registration.

      (e) (i) The Corporation shall not be required to cause a registration statement requested pursuant to Section 6.2(a) to become effective prior to 180 days following the effective date of the most recent registration by the Corporation of equity or equity-linked securities under the Act (other than a registration effected solely to implement an employee benefit plan or a transaction to which Rule 145 of the Securities and Exchange Commission (the "SEC") is applicable); provided, however, that the Corporation shall use all commercially reasonable efforts to achieve such effectiveness promptly following such 180 day period if the request pursuant to
Section 6.2(a) has been made prior to the expiration of such 180 day period.

            (ii) Except as set forth in Sections 4.3(d) and 6.2(f) hereof, prior to the fifth anniversary hereof so long as the Puerto Rico Entities continue to own at least 15% of the outstanding Shares, the Corporation shall not: (x) register equity or equity-linked securities for sale for its own account or for the account of any other Person, in either case in any registration requested pursuant to Section 6.2(a) unless permitted to do so by the written consent of PRTA; or (y) grant rights to Persons (other than as set forth in Section 6.2(a)) to register equity or equity-linked securities of the Corporation which would constitute an initial public offering other than offerings to occur after the fifth anniversary hereof. Notwithstanding the foregoing, the Corporation may grant "piggy back" registration rights (A) to Popular, Inc. for offerings to occur (i) prior to the third anniversary hereof, subject to Sections 4.3(d) and 6.2(f) below and (ii) after the third anniversary hereof, subject to Section 6.2(f) below and (B) after the third anniversary hereof, subject to Section 6.2(f) below, to the trusts or plans referred to in Section 8.02(l) of the Stock Purchase Agreement. The Corporation may not cause any other registration of equity or equity-linked securities for sale for its own account (other than a registration effected solely to implement an employee benefit plan or a transaction to which Rule 145 of the SEC is applicable) to become effective less than 90 days after the effective date of any registration requested pursuant to Section 6.2(a).

      (f) The Corporation shall not grant any Person any "piggy back" registration rights with respect to the first registration pursuant to this
Section 6.2(a) which results in an initial public offering closing; and if "piggy back" registration rights are granted and exercised with respect to any other registration pursuant to Section 6.2(a) prior to the fifth anniversary hereof, any required reduction in the total number of Shares offered thereunder shall first apply to such "piggy back" registration rights Shares and no reduction shall be made in the number of Shares to be registered by the Puerto Rico Entities until all the Shares being offered pursuant to such "piggy back" registration rights have been excluded from the sale.

      6.3 Corporation Registration. Subject to Sections 6.2(e)(ii) and 6.2(f), if at any time the Corporation determines to register any Shares under the Act in connection with the public offering of such securities by the Corporation solely for cash (other than a registration relating solely to the sale of securities to participants in a Corporation employee benefit plan or a transaction to which Rule 145 of the SEC applies, or a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Shares other than information on selling shareholders), the Corporation shall, at such time, promptly give each Shareholder written notice of its intention to effect such registration. Upon the written request of each Shareholder given within twenty
(20) days after mailing of such notice by the Corporation in accordance with Section 6.4, the Corporation shall use commercially reasonable efforts, subject to the provisions of Section 6.4, to cause to be registered under the Act all of the Shares that each Shareholder has requested to be registered (a "Piggy Back Registration"); provided that the Corporation shall have the right to postpone or withdraw any such registration effected pursuant to this subsection without obligation to any Shareholder; and provided further, that any such sale of Shares by Purchaser and Popular, Inc. shall comply with
Article IV of this Agreement.

      6.4 Registration Procedures.

      (a) Obligations of the Corporation. Whenever required under this Agreement to use all commercially reasonable efforts to effect the registration of any Shares, the Corporation shall, as expeditiously as reasonably possible:

            (i) Prepare and file with the SEC a registration statement with respect to such Shares and use all commercially reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Shares registered thereunder, keep such registration statement effective for up to one hundred twenty (120) days.

            (ii) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

            (iii) Furnish to the holders of Registered Securities such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registered Securities owned by them.

            (iv) Use all commercially reasonable efforts to register and qualify the Registered Securities under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders thereof, provided that the Corporation shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

            (v) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

            (vi) Notify each Holder covered by such registration statement in the event the Corporation has delivered preliminary or final prospectuses to any such Holder and, after having done so, such prospectus is amended to comply with the requirements of the Act. Upon such notification, such Holders shall immediately cease making offers of Registered Securities and return all prospectuses to the Corporation. The Corporation shall promptly provide such Holders with revised prospectuses and, following receipt of the revised prospectuses such Holders shall be free to resume making offers of the Registered Securities.

            (vii) Furnish, at the request of any Holder requesting registration of Shares pursuant to this Agreement, on the date that such Shares are delivered to the underwriters for sale in connection with a registration pursuant to this Agreement, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (1) an opinion, dated such date, of the counsel representing the Corporation for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders of such Registered Securities and (2) a "comfort" letter dated such date, from the independent certified public accountants of the Corporation, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and, to the extent customary to address such letters to selling security Holders, to the Holders of such Registered Securities; provided, however, the Corporation shall not be required to include projections for the business of the Corporation in any prospectus or offering memorandum.

      (b) Furnish Information. It shall be a condition precedent to the obligations of the Corporation to take any action pursuant to this Agreement with respect to the Shares of any selling Holder (the "Selling Holder") that such Selling Holder shall furnish to the Corporation such information regarding itself, the Shares held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Selling Holder's Shares.

      (c) Expenses of Corporation Registration. The Corporation shall bear and pay all expenses incurred in connection with the registration, filing or qualification of Shares with respect to all Piggy Back Registrations pursuant to
Section 6.3(a) and required registrations pursuant to Section 6.2(a) for each Holder (which right may be assigned as provided in this

Agreement), including (without limitation) all registration, filing and qualification fees, printing and accounting fees relating or apportionable thereto, and the fees and disbursements of one counsel for the Selling Holders (provided it shall be counsel to the Corporation), but excluding underwriting discounts and commissions relating to Shares which shall be paid pro rata by the Selling Holders.

      (d) Underwriting Requirements for Piggy Back Registrations. In connection with any offering involving an underwriting of Shares, the Corporation shall not be required under Section 6.3(a) above to include any of the Holders' Shares in such underwriting unless they accept the terms of the underwriting as agreed upon between the Corporation and the underwriters, and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Corporation. If the total amount of Shares requested by Holders to be included in such offering exceeds the amount of Shares sold other than by the Corporation that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Corporation shall be required to include in the offering only that number of Shares which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the Shares so included to be apportioned pro rata among the Selling Holders according to the total amount of Shares entitled to be included therein owned by each Selling Holder or in such other proportions as shall mutually be agreed to by such Selling Holders).

      (e) Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

      (f) Indemnification. In the event any Shares are included in a registration statement under this Agreement:

            (i) To the extent permitted by law, the Corporation will indemnify and hold harmless each Selling Holder of Shares and such Selling Holder's officers and directors, any underwriter (as defined in the Act) for such Selling Holder and each person, if any, who controls such Selling Holder or underwriter within the meaning of the Act or the Securities Exchange Act of 1934 (the "1934 Act") (each, an "Indemnitee"), against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Act, or the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (A) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (B) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (C) any violation or alleged violation by the Corporation of the Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Act, or the 1934 Act or any state securities law; and the Corporation will pay to each such Indemnitee, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided; however, that the indemnity agreement contained in this Subsection 6.4(f) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Corporation (which consent shall not be unreasonably withheld), nor shall the Corporation be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Indemnitee.

            (ii) To the extent permitted by law, each Selling Holder will indemnify and hold harmless the Corporation, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Corporation within the meaning of the Act, any underwriter, any other Selling Holder selling securities in such registration statement and any controlling person of any such underwriter or other Selling Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, or the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Selling Holder expressly for use in connection with such registration; and each such Selling Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this Subsection 6.4(f)(ii), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Subsection 6.4(f)(ii) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Selling Holder, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnity under this Subsection 6.4(f)(ii) exceed the gross proceeds from the offering received by such Selling Holder.

            (iii) Promptly after receipt by an indemnified party under this Subsection 6.4(f) of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Subsection 6.4(f), deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties, provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Subsection 6.4(f) to the extent of such prejudice, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise that under this Subsection 6.4(f).

            (iv) The obligations of the Corporation and the Selling Holders under this Subsection 6.4(f) shall survive the completion of any offering of Shares under this Agreement and termination of this Agreement.

      (g) "Market Stand-Off" Agreement. Each party to this Agreement hereby agrees that, during the period of duration specified by the Corporation and an underwriter of Shares or other equity and equity-linked securities of the Corporation (which period shall not exceed 180 days), following the effective date of a registration statement of the Corporation filed under the Act, it shall not, to the extent requested by the Corporation and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to those who agree to be similarly bound) any equity and equity-linked securities of the Corporation held by it at any time during such period (except: (v) Transfers between or among the parties to the Shareholders Agreement; (w) Shares included in such registration; (x) Shares subject to the Option; (y) Transfers by Purchaser to GTE Permitted Transferees; and (z) Transfers among Puerto Rico Entities).

      In order to enforce the foregoing covenant, the Corporation may impose stop-transfer instructions with respect to the Shares of each such Holder until the end of such period.

      (h) Listing. In connection with a registration pursuant to Section 6.2, the Corporation will use all commercially reasonable efforts to qualify Shares sold pursuant to such registration to trade on a United States national securities exchange or on the National Association of Securities Dealers

Automated Quotation ("NASDAQ") system and to maintain the inclusion of such Shares on a United States national securities exchange or the NASDAQ system for a period of four years after the effective date of a registration statement filed with the SEC pursuant to Section 6.2. The NASDAQ system shall mean the NASDAQ National Market.

                                   ARTICLE VII

                                  MISCELLANEOUS

      7.1 Financial Statements. As soon as available and in any event within four months after the close of each fiscal year of the Corporation, the Corporation shall deliver to each Shareholder of at least 2% of the Shares the consolidated balance sheet of the Corporation and its subsidiaries as at the end of such fiscal year and the related consolidated statements of income and retained earnings and statement of cash flows for such fiscal year, in each case setting forth comparative figures for the preceding fiscal year (if applicable) in each case certified by independent public accountants.

      7.2 Books, Records and Inspections. The Corporation shall, and shall cause its subsidiaries to, keep proper books of record and account in which full, true and correct entries in conformity with generally accepted accounting principles and all requirements of law shall be made of all dealings and transactions in relation to its business and activities.

      7.3 Endorsement of Stock Certificates.

      (a) Each of the certificates representing the Shares, or any of them, shall contain the following legends for the term of this Agreement:

            "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE ISSUED, ACCEPTED AND HELD SUBJECT TO THE TERMS OF A CERTAIN SHAREHOLDERS AGREEMENT DATED AS OF MARCH 2, 1999. A COPY OF F SUCH AGREEMENT MAY BE INSPECTED AT THE PRINCIPAL OFFICE OF THIS

            CORPORATION. NEITHER THIS CERTIFICATE NOR THE SHARES REPRESENTED HEREBY ARE SUBJECT TO SALE, TRANSFER OR OTHER DISPOSITION OR ENCUMBRANCE EXCEPT AS PERMITTED IN SAID AGREEMENT. THE HOLDER OF THIS CERTIFICATE, BY THE ACCEPTANCE HEREOF, AGREES TO ALL THE TERMS OF SAID AGREEMENT WHICH ARE INCORPORATED HEREIN."

            "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE OR THE COMMONWEALTH OF PUERTO RICO, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO OR FOR THE ACCOUNT OR BENEFIT OF U.S. PERSONS EXCEPT PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (IF AVAILABLE) OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT."

      (b) A copy of this Agreement shall be delivered to the Secretary of the Corporation, kept with the corporate records of the Corporation and shall be shown by him to any person making inquiry concerning it and having a proper business purpose.

      (c) The Corporation agrees that it will not cause or permit the transfer of any Shares to be made on its books unless the transfer is permitted by this Agreement and has been made in accordance with the terms hereof.

      7.4 Products and Services. The parties hereto agree that all products sold and services provided to the Corporation by Purchaser, holders of Purchaser Interests, Popular, Inc. or any Affiliate thereof shall be provided on terms that are fair to the Corporation and no less favorable to the Corporation than on an arm's length basis and subject to customary commercial terms.

                                  ARTICLE VIII

                                   TERMINATION

      8.1 Termination. This Agreement shall terminate, and the certificates representing the Shares shall be released from the terms of this Agreement upon the earliest of: (a) the written agreement of all parties hereto; (b) the ownership in the aggregate by the Puerto Rico Entities of less than 4% of the Shares; and (c) 10 years from the date hereof.

      8.2 Survival. Notwithstanding the termination of this Agreement, the provisions of Sections 1.7, 4.1, 4.2 and 4.3 as they apply to Purchaser and Strategic Purchaser, Article V and Section 7.4 (so long as the Puerto Rico Entities own any Shares) hereof shall survive such termination and shall remain in effect during the applicable periods provided therein.

                                   ARTICLE IX

                              INTENTIONALLY OMITTED

                                    ARTICLE X

                               GENERAL PROVISIONS

      10.1 Notices. Any notice or other communication under this Agreement shall be in writing and shall be considered given when delivered in person, sent by telefax transmission or mailed by certified mail, return receipt requested, to the parties at the following addresses or telefax numbers (or at such other address or telefax number as a party may specify by notice to the others):

      If to the Corporation at:

      Telecomunicaciones de Puerto Rico, Inc.
      1515 Franklin D. Roosevelt Avenue
      12th Floor
      Guaynabo, Puerto Rico 00968
      Telephone: (787) 793-1818
      Telecopy:  (787) 792-9830
      Attention: President

      with a copy to:

      GTE International Telecommunications Incorporated
      5221 North O'Connor Boulevard
      Irving, Texas 75039
      Telephone: (972) 718-5000
      Telecopy:  (972) 718-2916
      Attention: Fares Salloum

      Curtis, Mallet-Prevost, Colt & Mosle
      101 Park Avenue
      New York, New York  10178-0061
      Telephone: (212) 696-6000
      Telecopy:  (212) 697-1559
      Attention: Matias A. Vega

      If to PRTA, at:

      Puerto Rico Telephone Authority
      c/o Government Development Bank
          for Puerto Rico
      Minillas Government Center
      San Juan, Puerto Rico 00940
      Telephone: (787) 722-8460
      Telecopy:  (787) 721-1443
      Attention: President

      with a copy to:

      Pietrantoni, Mendez & Alvarez
      Banco Popular Center
      Suite 1901
      209 Munoz Rivera Avenue
      San Juan, Puerto Rico 00918
      Telephone: (787) 274-4912
      Telecopy:  (787) 274-1470
      Attention: Manuel R. Pietrantoni

      Akin, Gump, Strauss, Hauer & Feld L.L.P.
      1333 New Hampshire Avenue, N.W.
      Suite 400
      Washington, D.C. 20036
      Telephone: (202) 887-4000
      Telecopy:  (202) 887-4288
      Attention: Russell W. Parks, Jr.

      If to Purchaser or Strategic Purchaser, at:

      GTE Holdings (Puerto Rico) LLC
      5221 North O'Connor Boulevard
      Irving, Texas 75039
      Telephone: (972) 718-5000
      Telecopy:  (972) 718-2916
      Attention: Fares Salloum
      with a copy to:

      Curtis, Mallet-Prevost, Colt & Mosle
      101 Park Avenue
      New York, New York  10178-0061
      Telephone: (212) 696-6000
      Telecopy:  (212) 697-1559
      Attention:  Matias A. Vega

      If to Popular, Inc., at:

      209 Munoz Rivera Avenue
      Hato Rey, Puerto Rico 00918
      Telephone: (787) 765-9800
      Telecopy:  (787) 756-3983
      Attention: Carlos J. Vazquez

      with a copy to:

      Sullivan & Cromwell
      125 Broad Street
      New York, New York 10004
      Telephone: (212) 558-4000
      Telecopy:  (212) 558-3588
      Attention: Donald J. Toumey

      10.2 No Waiver. No waiver of any provision of this Agreement in any instance shall be, or for any purpose be deemed to be, a waiver of the right of any party hereto to enforce strict compliance with the provisions hereof in any subsequent instance.

      10.3 Agreement to Perform Necessary Acts. Each party hereto and its successors and assigns shall perform any further acts and execute and deliver any documents or procure any court order which may reasonably be necessary to carry out the provisions of this Agreement.

      10.4 Modification. No provision of this Agreement may be amended, modified or waived without the written approval of the parties hereto, excluding any party which owns, directly or indirectly, less than 2% of the Shares; provided, that, no such amendment, modification or waiver may adversely affect the rights under this Agreement of such excluded party without such party's written consent.

      10.5 Counterparts. This Agreement may be executed in multiple counterparts, subject to the execution of at least one of such counterparts by each of the parties hereto.

      10.6 Severability. Every provision of this Agreement is intended to be severable and if any term or all or part of any provision hereof is held by judicial decision to be invalid, such invalidity shall not affect the validity of the remainder of this Agreement.

      10.7 Entire Agreement. This Agreement is intended by the parties hereto as a final expression of their agreement and understanding with respect to the subject matter hereof and supersedes any and all prior and contemporary agreements and understandings. To the extent this Agreement contradicts any provisions of any agreements entered into among or between any of the Shareholders, holders of Purchaser Interests and the Corporation, the provisions of this Agreement shall govern.

      10.8 Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of Puerto Rico without giving effect to the principles of conflicts of laws thereof.

      10.9 Headings. The headings of the several articles and sections of this Agreement are inserted solely for convenience of reference and are not a part of and are not intended to govern, limit or aid in the construction of any term or provision hereof.

      10.10 Construction. When necessary, the masculine shall include the feminine or neuter and the singular shall include the plural and vice versa.

      10.11 Binding Effect; Assignment. This Agreement shall be binding upon and shall inure to the benefit of, the parties hereto. None of the rights or obligations of the parties hereunder may be assigned (other than to a GTE Permitted Transferee or a Permitted Transferee and subject to Section 10.15 hereof); provided, that (i) PRTA may assign its rights hereunder to the Government Development Bank for Puerto Rico ("GDB") and that no such assignment shall have the effect of being a delegation of duties or an assumption of any obligations of PRTA, (ii) the rights granted to the PRTA hereunder shall be assignable to Puerto Rico Entities in connection with a Transfer of Shares thereto, and (iii) the provisions of
Article VI shall be assignable with any permitted Transfer of any Shares other than a public offering, a widely distributed private placement, or a market transaction permitted by Rule 144 of the Securities Act of 1933, as amended.

      10.12 Equitable Relief. Each of the parties hereto acknowledges that the other parties will be irreparably damaged and will have no adequate remedy at law in the event of a breach or threatened breach of obligations hereunder and shall be entitled to such equitable and injunctive relief as may be available to restrain a violation of, or threatened violation of, or to specifically enforce, this Agreement. Nothing herein shall be deemed to preclude any party from pursuing any other remedies available under this Agreement or otherwise to such party for such breach or threatened breach, including the recovery of damages.

      10.13 Fees; Expenses. The parties hereto shall pay all of their own expenses relating to the transactions contemplated by this Agreement, including, without limitation, the fees and expenses of their respective counsel, financial advisers and accountants.

      10.14 Submission to Jurisdiction; Venue.

      (a) Any legal action or proceeding with respect to this Agreement or any party's investment in the Shares shall be brought in the United States District Court for the District of Puerto Rico (by way of summary judgment in lieu of complaint if procedure so permits) or, if such court lacks subject matter jurisdiction, in the courts of Puerto Rico situated in San Juan. By execution and delivery of this Agreement, each of the parties hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each of the Shareholders, each member of the Purchaser Group and the Corporation further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at its address set forth in Section 10.1, such service to become effective 30 days after such mailing. Nothing herein shall affect the right of any party hereto to serve process in any other manner permitted by law.

      (b) Each of the parties hereto hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement brought in the courts referred to in clause (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

      (c) It is understood and agreed that the Shares owned by Puerto Rico Entities shall be owned by entities from and after the date hereof which either do not have, or have irrevocably waived, to the fullest extent permitted by law, all sovereign immunity to which they or their properties may be entitled, including but not limited to sovereign immunity from process, suit, jurisdiction and judgment, but not immunity from prejudgment attachment. The Puerto Rico Entities party hereto to whom Shares are proposed to be Transferred who own Shares shall provide to the Corporation an opinion of counsel reasonably satisfactory to the Corporation as to such status of such entities.

      10.15 Subsequent Parties. Notwithstanding any provision of this Agreement to the contrary, no Shares shall be Transferred to any Puerto Rico Entity, GTE Permitted Transferee or Permitted Transferee, as applicable, or (other than with respect to a transfer in a registered public offering, a widely distributed private placement or in a transaction permitted by Rule 144 of the Securities Act of 1933) to any other Person, unless such Puerto Rico Entity, GTE Permitted Transferee, Permitted Transferee or other Person (and its private equity owners), as the case may be, expressly agrees in writing to be bound by all the provisions of this Agreement.

      10.16 Initial Public Offering. The parties hereto, acknowledge that, in connection with the initial public offering of the Shares, it may be necessary to amend certain provisions of this Agreement and, consequently, PRTA or its successor (on behalf of the Puerto Rico Entities), Strategic Purchaser, Purchaser and Popular, Inc. hereby agree that they shall negotiate in good faith in an attempt to effect modifications to this Agreement that will facilitate consummation of such initial public offering.

      10.17 FCC Compliance. Notwithstanding any provision in this Agreement to the contrary, no action will be taken pursuant to this Agreement which requires the prior approval of the Federal Communications Commission or the Telecommunications Board of Puerto Rico without the receipt of such required approval.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                       PUERTO RICO TELEPHONE AUTHORITY

                                       By:
                                          --------------------------------------
                                       Name:
                                       Title:


                                       GTE HOLDINGS (PUERTO RICO) LLC

                                       By:
                                          --------------------------------------
                                       Name:
                                       Title:


                                       TELECOMUNICACIONES DE PUERTO RICO, INC.

                                       By:
                                          --------------------------------------
                                       Name:
                                       Title:


                                       GTE INTERNATIONAL
                                       TELECOMMUNICATIONS INCORPORATED

                                       By:
                                          --------------------------------------
                                       Name:
                                       Title:

                                       POPULAR, INC.

                                       By:
                                          --------------------------------------
                                       Name:
                                       Title:

      Prior to the fifth anniversary of the date of this Agreement, GTE Corporation agrees to maintain record and beneficial ownership, directly or indirectly, of at least a majority in vote and value of all equity or equity-linked securities of Strategic Purchaser, and its GTE Permitted Transferees to whom Shares or Purchaser Interests have been Transferred, unless otherwise consented to by the Government Development Bank for Puerto Rico, which consent shall not be unreasonably withheld.

                                        GTE CORPORATION

                                       By:
                                          --------------------------------------
                                       Name:
                                       Title:


                                       By:
                                          --------------------------------------
                                       Name:
                                       Title: